Exhibit 2 to Form 8-K submitted on December 19, 1997



                            THE SERVICEMASTER COMPANY

                                     BYLAWS


                                   ARTICLE ONE

                                   The Company

     Section 1.1 Scope of these Bylaws. These Bylaws govern The ServiceMaster Company, a Delaware corporation (the "Company"), its stockholders and its Board of Directors (the "Board of Directors" or the "Board") and the committees of the Board.

     Section  1.2  Organization.  The  Company was  originally  incorporated  in
Delaware on September 10, 1991 with the name "ServiceMaster Incorporated of Delaware." The Company's Certificate of Incorporation was restated on [Insert Date] in order among other things to change the Company's name to "The ServiceMaster Company."

     Section 1.3 Corporate Objectives: The objectives of the Company are:

                            To honor God in all we do
                            To help people develop
                            To pursue excellence
                            To grow profitably



                              ARTICLE TWO

                                Offices

     Section 2.1 Registered Office; Registered Agent. The registered office of the Company in the State of Delaware shall be at 306 South State Street, Dover, Delaware. The name of the Company's registered agent at such address shall be Corporation Trust Company.

     Section 2.2 Principal Executive Offices. The headquarters and principal executive office of the Company shall be located at One ServiceMaster Way, Downers Grove, Illinois 60515.


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     Section  2.3 Other  Offices.  The  Company  may have  offices at such other places, both within and without the State of Delaware or Illinois, as the Board of Directors may from time to time determine or as the business of the Company may require.


                  ARTICLE THREE

            Meetings of Stockholders


     Section 3.1 Annual Meeting. An annual meeting of the stockholders shall be held once each calendar year for the purpose of electing directors and conducting such other business as may properly come before the meeting. The date, time and place of the annual meeting shall be determined by resolution of the Board of Directors.

     Section 3.2 Special Meetings. Special meetings of stockholders may be called only by the Company's Board of Directors. The Board shall have the right to determine the business to be transacted at any special meeting and no issue or matter may be acted upon by any stockholders at any special meeting unless such issue or matter has been approved by the Board for vote by stockholders at that meeting.

     Section 3.3 Place of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting of the stockholders called in accordance with these Bylaws. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the Company's principal executive office.

     Section 3.4    Governing Rules for Meetings.

     (a) Presiding Officer. The Chairman shall preside at every meeting of the stockholders. If the Chairman shall be unwilling or unable to preside at any particular meeting of the stockholders, the Chief Executive Officer shall preside at that meeting. If neither the Chairman nor the Chief Executive Officer shall be willing and able to preside at any particular meeting of the stockholders, then an individual designated by the Board of Directors shall preside at that meeting. The individual authorized to preside at any particular stockholders meeting under or pursuant to the provisions in this paragraph (a) shall be the "Presiding Officer" for that meeting for purposes of these Bylaws and for all other relevant purposes.

     (b) Rules and Decisions. The Presiding Officer shall have the power to make rules and decisions with respect to the conduct of every meeting of the stockholders, including (but not limited to) rules and decisions which:

          (i) govern the order and conduct of business at the meeting;

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          (ii) determine  whether any particular person
     is a qualified candidate for election to the Board at that meeting under the standards prescribed in this Bylaws and such other standards as the Presiding Officer shall determine to be applicable;

          (iii) determine whether the proponent of any other proposal is entitled to obtain a vote by stockholders on that proposal at that meeting under the standards prescribed in these Bylaws and such other standards as the Presiding Officer shall determine to be applicable;

          (iv) govern discussion of the issues to be voted upon at the meeting including the time limits which shall apply for purposes of discussion;

          (v) determine whether and to what extent discussion will be allowed at the meeting on matters on which voting will not occur at that meeting;

          (vi) determine the validity and effect of proxies present at the meeting;

          (vii) govern taking and counting votes at such meeting;

          (viii) otherwise govern the conduct of such meeting and

          (ix) resolve any other questions which ray be raised at such meeting.

All such rules and decisions adopted by the Presiding Officer shall be binding upon all persons concerned and shall apply for purposes of the stockholder meeting involved. The Presiding Officer shall have the right to delegate any of the powers contemplated by this Section 3.4 to such other person or persons as the Presiding Officer deems desirable.

    (c)            Appointment and Responsibilities of Inspectors.
The Presiding Officer or the Board shall have the power to appoint an organization or persons as inspector for purposes of all or any one or more of the votes be to taken at that meeting. The inspector shall be responsible for tallying and certifying the vote taken on any matter at such meeting for which they are responsible. The Presiding Officer or the Board may also delegate to the inspector the right to decide all questions touching upon the qualification of voters, the validity of proxies and ballots and the acceptance or rejection of votes, and other similar issues.

     (d) Authority over Issues. The Presiding Officer shall be entitled at his or her discretion to consult the Board of Directors on any issue over which the Presiding Officer

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is granted  authority in this  Section.  The Board on its own initiative may assume responsibility for any issue over which authority is delegated to the Presiding Officer and if it does so, the decision by the Board shall control such issue. Until and unless the Board elects at its own initiative to assume responsibility for any issue delegated to the Presiding Officer, the Presiding Officer shall have the full authority over that issue delegated by these Bylaws. In no event shall the stockholders present at any particular meeting or anyone else be entitled to require the Presiding Officer to submit any issue, over which he or she has decision making authority, for decision by the Board or to override any decision by the Presiding Officer.

     Section 3.5 Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each record stockholder entitled to vote at such meeting not less than 10 days before the date of the meeting. All such notices shall be delivered, either personally or by mail or by other means reasonably selected by or at the direction of the Board of Directors or any Executive Officer, including but not limited to (i) first class or express class United States mail, (ii) Federal Express or other private courier service, (iii) telecopy transmission, and (iv) electronic mail. Such notice shall be deemed to be given when it is mailed, when placed into the hands of a courier service, or when transmission of the notice is otherwise initiated by any means permitted by the preceding sentence. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 3.6  Record Stockholders.

     (a) Record Dates for Meetings. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date. The record date as so fixed shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors and shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

 (b) Record Dates For Other Purposes. In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date. The record date as so fixed shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is

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

fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. The person in whose name shares shall be registered on the record date shall be entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action for which the record date shall be established regardless of whether the shares shall have been sold or transferred to someone else after the record date and regardless of any other fact or circumstance.

     (c) Close of Business. Each reference to a record date in these Bylaws or in other materials relating to any meeting or action for which such record date is relevant shall mean the close of business on the date involved.

     (d) Stockholder Lists. The Company shall cause to be created before every meeting of the stockholders, a complete list of the stockholders entitled to vote at that meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder (the "stockholder list"). The stockholder list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at the Company's principal executive office or at such other place within the United States as shall be approved by any Executive Officer. The stockholder list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The Company shall also make the stockholder list available for such period, in such place, and at such times as may be required by applicable law.

  (e) Voting Class. If the only one class of stock is entitled to be voted on any particular issue on which a stockholder vote shall be taken at any particular stockholders meeting, then the term "voting class" as used in these Bylaws refers to that class when it is applied to that particular issue. If shares in two or more classes are to be voted together without separate class votes on any particular issue at any particular stockholders meeting, then all of those classes shall be deemed to constitute a single "voting class" for purposes of that issue under these Bylaws. The voting class which consists of or includes the common stock shall be deemed the "common voting class."

     (d) Definition of the Term "Record Shares". The "record shares" for purposes of any issue upon which a vote shall be taken at any stockholders meeting shall be the shares in every voting class entitled to vote on that issue which were outstanding on the record date for that meeting.

     (f) Record Holders. Each stockholder shall be entitled to vote, on each issue on which stockholder votes shall be taken at any particular stockholders meeting, the record shares in the voting class or classes for that issue which were registered in the name of that stockholder on the record date for that meeting and which are entitled to vote on that issue, and such stockholder shall be deemed to be the "record holder" of those shares for purposes of the meeting.

     (g) Proxies. A record holder shall have the right to authorize another person to vote such holder's record shares at any meeting, provided (i) such record holder shall execute a written proxy authorizing such person to vote those record shares and (ii) such written proxy shall be delivered to the officer or agent designated by the Company for the collection of proxies and shall comply with such rules as the Presiding Officer or the Board or the inspector shall impose governing proxies.

     Section 3.6  Quorum Requirements.

 (a) Need to Establish a Quorum. A quorum must be established for a stockholders meeting before valid stockholder votes can be taken at that meeting for election of members to the Board of Directors or on any routine issue (as defined in section 3.7(a)).

     (b) Establishment of a Quorum. A quorum shall be deemed established for any meeting if record shares in the common voting class representing a majority of the votes attributable to the record shares in the common voting class are represented in person or by proxy at that meeting. The determination by the Presiding Officer that a quorum has been established for any particular meeting shall be binding and conclusive on all persons concerned unless (i) an objection shall be made in writing at that meeting by a stockholder entitled to vote at that meeting and (ii) the person so objecting shall be able to prove by clear and convincing evidence that a quorum has not been established for that meeting.

  (c) Maintenance of a Quorum. Once a quorum shall be established at any stockholders meeting, such quorum shall be deemed to be established for purposes of that meeting (including any resumption of that meeting convened after adjournment) regardless of whether the holders of shares shall thereafter leave the meeting (or not be present at any resumption of that meeting) in sufficient number that the number of shares remaining at such meeting shall be lower than the number which would have been originally required to establish a quorum for that meeting.

  Section 3.7  Voting Requirements for  Routine Issues.

     (a) Definition. For purposes of these Bylaws, any issue upon which a stockholder vote shall be taken at any stockholders meeting shall be deemed a "routine issue" if it does not involve the election of directors and if no special voting requirements (identified as prescribed in Section 3.9) apply to that issue.

     (b) Vote Required. Every routine issue shall be deemed to have been approved at any particular stockholders meeting if a majority of the votes cast at that meeting with respect to that issue are cast in favor of that issue. Shares specifically voted to abstain on any particular issue shall be counted in determining the number of votes cast with respect to that issue and shall accordingly have the same effect as if cast against that issue. Shares not voted for, against or to abstain with respect to any issue shall not be deemed to have been cast with respect to that issue (regardless of whether such shares are otherwise deemed be represented or present at that meeting) and accordingly shall not be counted in determining the number of votes required to adopt or approve such issue.

     Section 3.8 Voting  Requirements  for  Election of Directors ( Reference to
Section 4.5). Reference is made to Section 4.5 of these Bylaws for the voting requirements for the election of directors.

  Section 3.9  Voting Requirements For Special Issues.

     (a) General Definition. For purposes of these Bylaws, each of the following matters shall be deemed a "special issue": (i) every matter designated in the Delaware Corporation Law, in the Certificate of Incorporation of the Company, or in these Bylaws as requiring a vote higher than that specified in the Section
3.7 with respect to any particular issue; and (ii) every matter which is the subject of a requirement which is imposed by any agreement to which the Company may become subject or which the Board otherwise determines to be applicable to a particular issue upon which a vote is to be taken at any particular stockholders meeting and which requires a vote higher than that specified in Section 3.7 with respect to that particular issue.

     (b) Other Matters Constituting Special Issues. In addition to the special issues identified in paragraph (a), the Board at its discretion may choose to establish a vote requirement as the minimum required to take any particular action at a particular stockholders meeting, and if the Board shall elect to do so, the action shall not be deemed to have been taken unless the vote requirement established by the Board for that issue shall be achieved. Any issue with respect to which such requirement applies shall also be deemed to be a "special issue" for purposes of these Bylaws.

     (c) Approval of Special Issues. Every issue governed by a special voting requirement shall deemed approved at any particular stockholders meeting if it receives the stockholder votes required by every special voting requirement applicable to that particular issue and shall be deemed defeated if it does not receive at least that number of stockholder votes.

     (d) Inapplicability of Section 3.6. The quorum requirements in Section 3.6 shall not apply to voting on any issue subject to special voting requirements.

     Section 3.10  Meeting Adjournment.

     (a) Authority of the Presiding Officer. The Presiding Officer shall have the authority to adjourn any stockholders meeting at any time (whether or not a quorum is present), to determine whether the meeting will resume or whether the adjournment

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is final, and if the meeting is to resume, to determine the time and place at which the meeting will resume.

 (b) Stockholder Votes. No stockholder vote or other business shall occur after a stockholders meeting has been adjourned unless and until the meeting shall be resumed pursuant to the direction of the Presiding Officer. If the Presiding Officer shall determine to resume an adjourned meeting any stockholder vote or other business may be transacted at the resumed meeting that could have been transacted at the original meeting if the requisite number of shares had been present at the original meeting.

   (c) Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. The requirement that the record date for any particular meeting shall not be more than sixty days before the date of such meeting shall be satisfied if the initial meeting shall be convened within that sixty day period and if that initial meeting shall be adjourned, the same record date may be used to determine the stockholders entitled to vote at any resumption of that meeting even if that resumption occurs more than sixty days after that record date.

     Section 3.11 No Action by Consent. A holder of common stock or any other class of stock at any time issued by the Company shall not have the right to take action by written consent. Rather, stockholders shall only have the right to act with respect to any particular issue at a meeting of stockholders at which that issue is properly up for a vote by stockholders.

     Section 3.12 Stockholder Proposals.

     (a) Right to Make Proposals; Qualified Stockholder Proposals. Stockholders shall be entitled make proposals to be voted upon by stockholders at an annual meeting provided that they comply with the procedures required by this Section
3.12.  Only those  proposals  which satisfy all  requirements  specified in this
Section 3.12 shall be deemed "qualified stockholder proposals."

     (b) Requirements For Qualified Stockholder Proposals. In order for a proposal to constitute a "qualified stockholder proposal," all of the following requirements must be satisfied:

     (1)       The proposal must be made for
                  submission at
          an annual meeting of stockholders;

     (2)       The proposal must be a proper
          subject for stockholder action. The Board shall be entitled to determine that any proposal which the stockholder is not entitled to have included in the Company's proxy statement for the meeting under the Securities Exchange Act of 1934 and the regulations issued by the Securities and Exchange Commission (which are collectively

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

          herein
          called the "SEC Proxy Rules") is not a proper subject for stockholder action;

    (3)       The proposal must be made by a
                   stockholder who shall be the record holder on the record date for that meeting and at that meeting of shares entitled to be voted for the proposal (a "proposing stockholder");

     (4) The proposing stockholder must deliver a written notice identifying such proposal to the office of the Company's General Counsel at the Company's headquarters which provides the information required by these Bylaws which is timely under the standards given in these Bylaws for shareholder nominations of director candidates;

     (5) Such stockholder's proposal notice shall: (i) contain a description of the proposal, the reasons for the proposal and any material interest in such proposal by the proposing stockholder or the beneficial owner of the stockholder's record shares; (ii) contain an affirmation by the proposing stockholder that the stockholder satisfies the requirements specified in this section for presentation of such proposal; and (iii) as to the stockholder making the proposal and the beneficial owner, if any, on whose behalf the proposal is made (x) the name and address of such stockholder , as they appear on the Corporation's books, and of such beneficial owner and the telephone number at which each may be reached during normal business hours through the time for which the meeting is scheduled and (y) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner; and

     (6) The proposing stockholder and the beneficial owner shall provide such other information as any Executive Officer shall reasonably deem relevant within such time limits as any Executive Officer shall reasonably impose for such information.

     (c) Conformity with SEC Proxy Rules. Nothing in these Bylaws shall be deemed to prohibit a stockholder from including any proposals in the Company's proxy statement to the extent such inclusion shall be required by the SEC Proxy Rules or to lessen any obligation by any stockholder to comply with the SEC Proxy Rules. Conversely, neither the fact that a stockholder's nominee qualifies as a qualified candidate nor the fact that a stockholder's proposal qualifies as a qualified proposal under these Bylaws shall obligate the Company to endorse that candidate or proposal or (except to the extent required by the SEC Proxy Rules) to provide a means to vote on that proposal on proxy cards solicited by the Company or to include information about that proposal in the Company's proxy statement.

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


                  ARTICLE FOUR

                    Directors

     Section 4.1 General Powers. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon it by these Bylaws, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done exclusively by the stockholders.

     Section 4.2 Number of Directors. Until otherwise determined by the Board of Directors acting pursuant to Section 4.4, the number of positions on the Board of Directors shall be three (3). Section 4.3 Division of the Board into Classes.

     (a) Number Within a Class and Designation of Classes. The Board of Directors shall be divided into three classes in accordance with the Company's Certificate of Incorporation. The positions within each class shall be the same in number as reasonably practicable. Directors within a given class shall be designated as the "Class of [Year], with the entry for Year being the year in which the directors were elected to that Class.

     (b) Classes of 1998, 1999 and 2000. Unless otherwise determined by the Board of Directors pursuant to Section 4.4, the number of positions within the Classes of 1998, 1999 and 2000 shall be: Class of 1998 - five; Class of 1999 - six; and Class of 2000 - six. The identity of the directors within each of these classes shall be determined by the Board of Directors by not later than the date on which the Company first solicits proxies for the annual meeting for the year 1998.

     Section 4.4 Board's Power to Alter the Number of Directors and the Size of Classes. The Board of Directors shall have the power (within the limitations prescribed by the Certificate of Incorporation) by a resolution adopted by not less than a majority of all sitting directors at the time of such adoption to alter at any time and from time to time (i) the total number of directorship positions on the Board and (ii) the number of directorship positions in any of the three classes of directors established by the
 Company's Certificate of Incorporation. Except as otherwise expressly provided in the Certificate of Incorporation, from the adoption of any particular resolution in the manner provided in the preceding sentence until the adoption in the manner prescribed by the preceding sentence of any subsequent resolution altering the results of the particular resolution, (i) the total number of directorship positions on the Board of Directors shall be equal to the number specified in the particular resolution and (ii) the number of directorship positions in each of the three classes of directors established by the Certificate of Incorporation shall be the number established in the particular resolution.

      Section 4.5  Election of Directors by
                  Stockholders.

   (a) Election by Plurality Vote.  Qualified candidates
(as hereinafter defined) for election as directors at any meeting of the stockholders of the Company shall be elected by plurality vote. Accordingly, if votes are cast for more individuals than the number of positions to be filled at that meeting, then a qualified candidate shall be deemed elected to one of those positions if the number of qualified candidates who received more votes than that individual are less than the number of positions on the Board which are to be filled at that meeting. (For example, if five positions on the Board were up for election at any particular stockholders meeting, then the five qualified candidates who receive more votes than any other qualified candidates shall be deemed elected at that meeting). Without limiting by implication the generality of the preceding provision, it shall not be necessary for election to the Board that a candidate receive a majority of the votes comprising the quorum for the meeting so long as the individual receives a number of votes sufficient for election under the terms of this paragraph (a).

     (b) Number of Votes Cast by a Stockholder. Each stockholder shall be entitled to cast with respect to each position on the Board to be elected by stockholders at that meeting a number of votes attributable to the record shares in the common voting class held of record by that stockholder at the relevant record date and such stockholder may distribute those votes among qualified candidates for election to that position in such manner as such stockholder may wish.

     (c) No Cumulative Voting. Voting for directors shall not be cumulative. Accordingly, the maximum number of votes a stockholder shall be entitled to cast for any particular qualified candidate shall not exceed the number of votes attributable to the record shares in the common voting class held of record by that stockholder at the relevant record date.

     (d) Effective Voting Limited to Qualified Candidates. Only qualified candidates may be elected to the Board at any particular stockholders meeting. Votes cast in favor of an individual who is not a qualified candidate shall not be effective to elect that individual to the Board regardless of whether (i) that individual receives a greater number of votes than qualified candidates who are elected to the Board under the preceding provisions of this section or (ii) no other individual receives any votes at that meeting (which might be the case if an individual were proposed for election to a vacant position on the Board at a special meeting which was not called by the Board for the purpose of electing directors or for which no qualified candidate was nominated).

  (e) Identification of Qualified Candidates. An individual shall be deemed a qualified candidate for election to the Board at any particular stockholders meeting if that individual (i) is younger than age 70 at the date he or she is to be elected and (ii) shall have been nominated for election by the Board or shall have been nominated for election in a manner which satisfies all of the requirements specified in paragraph (g) of this Section 4.5.

     (f) Status of Non-Independent Candidates. As used in this paragraph (f), the term "non- independent candidate" as applied to any particular election of directors means an individual who satisfies the conditions of clauses (i) and
(iii) of paragraph (e) above but who is not an "independent director" under the standard prescribed in Section 7.5.2 of the Company's Certificate of Incorporation. In the event that in any particular election of directors Section
7.5.1 of the Company's Certificate of Incorporation would permit some but not all of the non-independent candidates for director at that election to be elected to the Board, then paragraph (d) of this Section 4.5 shall be applied to fill positions on the Board as if all of the non-independent candidates were qualified candidates until all positions available for non-independent candidates at that election under Section 7.5.1 of the Company's Certificate of Incorporation are filled. The remaining non- independent candidates shall, in accordance paragraph (d) of this Section 4.5, be deemed to be not qualified candidates.

     (g) Candidates Not Nominated by the Board. In order for an individual not nominated by the Board of Directors to be a "qualified candidate" for election to the Board at any particular meeting of stockholders, all of the following requirements must be satisfied:

     (1) The nomination must be made for an election to be held at an annual meeting of stockholders or a special meeting of stockholders in which the Board of Directors has determined that candidates will be elected by the common voting class to one or more positions on the Board.

     (2) The individual must be nominated by a stockholder who shall be the record owner on the record date for that meeting and at that meeting of shares entitled to be voted at that meeting for the election of directors (a "nominating stockholder").

     (3) The nominating stockholder must deliver a timely written nomination notice to the office of the Company's General Counsel at the Company's headquarters which provides the information required by these Bylaws.

     (4) To be timely for an annual meeting, a stockholder's notice must be actually delivered to the General Counsel's office not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that:

          (i) if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company, and

     (ii) if the number of directors to be elected to the Board of Directors is increased and there in no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's nominating notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if (x) the stockholder shall have nominated candidates in accordance with the requirements in these Bylaws for all Board positions not covered by such increase and (y) the nomination notice for candidates to fill the expanded positions shall be actually delivered to the General Counsel at the Company's headquarters not later than the close of business on the 10th day following the day on which such public announcement is first made by Company.

(5) if the election is to be held at a special stockholders meeting, a stockholder's nominating notice required by this By-Law shall be considered timely for that meeting if it shall be actually delivered to the General Counsel's office at the Company's headquarters not later than the close of business on the 10th day following the day on which the Company shall first publicly announce the date of the special meeting and that a vote by stockholders will be taken at that meeting to elect a director or directors.

(6) In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(7)     Such  stockholder's  nomination notice shall --

          (i) set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest,or is otherwise required, in each case pursuant to

          Regulation 14A under the  Securities  Exchange Act of
          1934,  as  amended  (the   "Exchange   Act"),   and  Rule  14a-11
          thereunder;

          (ii) be accompanied by each nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

          (iii)set forth the name and address of the stockholder giving the notice and the beneficial owner of the shares owned of record by the beneficial owner, and the telephone number at which the Company will be able to reach the stockholder, the beneficial owner and each nominee during usual business hours during the period through the meeting at which the nomination is to take place; and

          (iv) set forth the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

     (8) The nominating stockholder, the beneficial owner and each nominee shall provide such other information as any Executive Officer shall reasonably deem relevant within such time limits as any Executive Officer shall reasonably impose for such information.

     Section 4.6 Vacancies. Neither the provisions of the preceding section nor anything else shall diminish the right granted to the sitting directors to elect individuals to fill any vacancy which shall occur for any reason.

     Section 4.7 Annual Meetings. An annual meeting of the Board of Directors shall be held each year for the appointment of officers of the Company and such other matters as shall come before the meeting. The annual meeting of the Board of Directors shall be held without other notice than this Bylaw either immediately before or immediately after, and in either case at the same place as, the annual meeting of stockholders.

     Section 4.8 Other Meetings. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board. Special meetings of the Board of Directors may be called by or at the request of the Chairman, the Chief Executive Officer or a majority of the sitting directors. The person or persons who call any special meeting of the Board of Directors may fix the time and place at which the meeting shall be held.

     Section 4.9  Notice.

     (a) General Rule. Except as provided in the immediately following subsection (b), notice of any special meeting shall be given at least one day prior thereto if notice is given by telephone, by fax or by other means reasonably calculated to reach the director on the date it is transmitted, two days prior to the meeting if it is given by Federal Express or other comparable courier reasonably calculated to reach the director's usual address the date after it is delivered to the courier, or five days prior to the meeting if it is transmitted solely by mail. Notice shall be effective if it shall be sent to the director's usual address or to any other address which any Executive Officer reasonably believes has a better chance to actually reach the director. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     (b) Emergency Meetings. In the event that the Company's Chairman or Chief Executive Officer determines that the Board should consider an issue sooner than would be permitted under the notice provisions in the immediately preceding subsection (a), then notice shall be given by any means which are sufficient to obtain the attendance of at least a majority of the sitting directors at the meeting and which in the judgment of the Chairman or the Chief Executive Officer are the most sensible means to attempting to contact every director whom he or she believes it is possible to contract before the meeting. The Company shall advise any director not in attendance at that meeting of the occurrence of that meeting and actions taken at it as promptly as it is reasonably able to communicate such information to such director.

     4.10  Quorum, Required Vote and Adjournment.

     (a) General Rules. Except as otherwise provided in paragraph (b) immediately below, a quorum for the transaction of business with respect to any given matter at any meeting of the Board shall consist of a majority of the number of sitting directors and the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     (b) Special Cases. If an express provision in the Company's Certificate of Incorporation or Bylaws permits or requires action to be taken by the Board by vote of a number of directors different from the number prescribed in paragraph
(a) immediately above, then the number so prescribed in such provision shall constitute the number required for a quorum with respect to, and for approval of, the action specified in such express provision.

    (c) Adjournments. If a quorum is not present at any meeting of the Board of Directors, the directors who are present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

    (d) "Absolute Majority" Defined. The term "Absolute Board Majority" means a majority of the sitting directors on the Board at the time as of which the term shall be applied.

    Section 4.11 Participation by Telephone. Members of the Board of Directors or any Committee thereof may participate in and act at any meeting of the Board or Committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

     Section 4.12 Waiver of Notice and Presumption of Assent. Any member of the Board of Directors or any Committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his dissent shall be entered in the minutes of the meeting or unless his written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action. No failure to provide notice to all or any one or more of the directors shall impair the due authorization or validity of any action (i) approved by a majority of the sitting directors at any meeting of the Board or (ii) approved by the majority of the members of any Board Committee at any meeting of that Committee.

     Section 4.13 Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any Committee thereof, may be taken without a meeting if all members of the Board or Committee, as the case may be, consent thereto in writing. In the event one or more positions on the Board or any Committee shall be vacant at the time of execution of any such consent, such consent shall nevertheless be effective if it shall be signed by all sitting directors serving as members of the Board or such Committee at such time and if the persons signing the consent would be able to take the action called for by the consent at a properly constituted meeting of the Board or such Committee.

     Section 4.14 Senior Management Advisors. The Board shall have the power to appoint any person having management responsibility with the Company or any of its subsidiaries to the position of senior management advisor. Each person who shall be appointed to the position of senior management advisor may participate in meetings of the Board (except to the extent the Board otherwise directs) and provide such advice to the Board or any Board Committee as the Board or such Committee requests. The election of a person to the position of senior management advisor shall not make such person a director of the Company or entitle such person to vote on any matter on which the Board or any Board Committee shall act. Each person who shall be appointed as senior management advisor shall serve in that capacity until the earliest of (i) the next annual meeting of the Board following such person's appointment, (ii) such person's resignation from that position, (iii) such person's death, and (iv) the removal of such person from the position of senior management advisor by the Board. No one shall be entitled to receive any additional compensation by reason of service as a senior management advisor.

     Section 4.15 Compensation. A director who is an employee of the Company or any of its subsidiaries shall not receive any stated salary or fee for his service as director. A director who is not an employee may receive such compensation for his services as a director as is fixed by resolution of the Board. Members of any Board Committee or any other committee established by the Board may receive such compensation for their duties as Committee members as is fixed by resolution of the Board of Directors. All directors and senior management advisors shall be reimbursed for their expenses incurred to attend meetings of the Board and Board Committees.

     Section 4.16 Stakeholder Interests. The Board shall have the authority to make its decisions based on a long term perspective and in doing so shall be entitled to make decisions which may produce short term outcomes less favorable than alternatives which may be available to the Company or its stockholders. The Board in making its decisions shall be entitled to consider the interests of stakeholders in the Company other than stockholders, including employees, areas in which the Company maintains operations, creditors, and other persons who in the Board's sole judgment have a legitimate stake in the Board's decision. The
Board shall have discretion to determine how to balance any interests the interests of stockholders and other stakeholders in arriving at any decision.


                                  ARTICLE FIVE

                                Board Committees

Part 1:  General Provisions

     Section 5.1 Board Committees. The term "Board Committee" as used in these Bylaws means any Committee comprised exclusively of directors of the Company which is identified as a "Board Committee" either in these Bylaws or in any resolution adopted by the Board.

     Section 5.2  Standing Committees.  The following
committees (the "Standing Committees") are established by these Bylaws:

               Executive Committee
               Audit Committee
               Nominating Committee
               Compensation Committee
               Finance Committee
               Contributions Committee
               Employee Benefit Plan Oversight Committee.

Each Standing Committee shall have such powers and responsibilities as are established for such Committee in Part 2 of this Article Five and such other powers and responsibilities as may be delegated to such Committee by the Board of Directors. Each Standing Committee shall be a Board Committee.

    Section 5.3 Other Committees. The Board shall have the power to establish committees in addition to the Standing Committees and to delegate to any such Committee any power exercisable by the Board of Directors, provided that each such Committee shall consist solely of directors. Unless otherwise specified in the resolution which creates a Committee pursuant to this Section 5.3, such Committee shall be a Board Committee.

     Section 5.4 Names of Board Committees; Minutes. Each Board Committee shall have such name or names as may be prescribed in these Bylaws or by Board resolution. Each Committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     Section 5.5  Membership.

    (a) Number of Members on Committees. The Board shall have the power to establish the number of membership positions on each Board Committee from time to time and to change the number of membership positions on such Committee from time to time. Unless the Board shall otherwise expressly direct, the number of positions on any Board Committee at any given time shall be exactly equal to the number of sitting directors who are members of that Committee at the given time

    (b) Appointments and Removals. The Chairman of the Board shall have the power, subject to the approval of the Board, to: (i) appoint any director to membership on any Board Committee who shall be willing to serve on such Committee and (ii) remove any person from membership on any Board Committee without cause. The Chairman of the Board, subject to the approval of the Board, shall reappoint the membership of the Board Committee at each annual meeting of the Board and any person's membership on any Board Committee shall automatically terminate at each annual meeting of the Board unless such person shall be reappointed to such membership at such annual meeting. A person's membership on any Board Committee shall automatically terminate when such person ceases to be a director of the Company.

     Section 5.6 Committee Rules. Each Committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution adopted by the Board of Directors. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the Committee shall be necessary to constitute a quorum. In the event that a member is absent or is otherwise unable or unwilling to act and no designated alternate member is available and willing and able to act, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

     Section 5.7 Powers. Except as otherwise provided in Section 5.8 hereof, each Board Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company to the extent (but only to the extent) such powers shall be expressly delegated to it by the Board or by these Bylaws.

     Section 5.8 Reserved Powers. No Board Committee or any other committee shall have the right or power (i) to amend, alter or repeal any resolution adopted by the Board which by its terms precludes such action by such Committee or to take any action which has the same substantive effect or (ii) to take any action which is not permitted under the Delaware General Corporation Law to be taken by committees of boards of directors.

     Section 5.9 Vote Required. The members holding at least a majority of the positions on any Board Committee shall constitute a quorum for purposes of any meeting of such Committee. The affirmative vote of members holding at least a majority of the positions on any Board Committee shall be necessary and sufficient to approve any action within the Committee's power, and any action so approved by such a majority shall be deemed to have been taken by the Committee and to be the act of such Committee.

     Section 5.10 Governance. The Chairman, with the consent of the Board, may designate the person who is to serve as chairman of any Board Committee. In the absence of any such designation by the Board, the members of the Committee may either designate one member of the Committee as its chairman or elect to operate without a chairman. Each Board Committee may appoint a secretary who need not be a member of the Committee or a member of the Board (provided that any secretary who is not a member of the Committee shall not have the right to vote on any matter or count for purposes of determining whether a quorum exists for purposes of action by such Committee). Each Board Committee shall have the right to establish such rules and procedures governing its meetings and operations as such Committee shall deem desirable provided such rules and procedures shall not be inconsistent with the Certificate of Incorporation, these Bylaws, or any direction to the Committee issued by the Board.

Part 2:  The Standing Committees

     Section 5.11  Executive Committee.

     (a) Authority and Responsibilities. The Executive Committee shall have the right and power to grant any authorization or approval and take any other action which the Board could take (including but not limited to any function expressly delegated to the Board of Directors in these Bylaws) except for (i) any action which Board Committee are expressly prohibited from taking under the provisions of Section 5.8 or (ii) any action establishing the compensation for any member of the Executive Committee.

     (b) Membership. The Chairman of the Company shall serve as the Chairman and a member of the Executive Committee and the Chief Executive Officer shall be a member of the Executive Committee. All other members of the Executive Committee shall be independent directors. Subject to the preceding two sentences, the membership of the Executive Committee shall be determined as provided in Section 5.5

     Section 5.12  Audit Committee.

     (a) Authority and Responsibilities. The Audit Committee shall: (i) recommend to the Board of Directors annually a firm of independent public accountants to act as auditors for the Company and the subsidiaries to be included in the Company's consolidated financial statements; (ii) review with the auditors in advance the scope of their annual audit for the Company; (iii) review with the auditors and the management from time to time, the accounting principles, policies, and practices of the Company and its reporting policies and practices for the Company; (iv) review with the auditors annually the results of their audit for the Company; (v) review from time to time with the auditors and the internal financial personnel the adequacy of the accounting, financial and operating controls for the Company; and (vi) exercise such other authority which shall from time to time be delegated to the Committee by the Board or which the Committee shall deem reasonably related to any authority expressly delegated to the Committee in or pursuant to this Section. 5.

     (b) Membership. The members of the Audit Committee shall be determined by the Chairman, subject to the approval of the Board, as provided in Section 5.5, provided that no person may serve as a member of the Audit Committee unless he or she is and independent director.

     Section 5.13  Nominating Committee.

    (a)  Authority and Responsibilities.   The Nominating
Committee shall recommend to the full Board (i) persons to be nominated by the Board for election to the Board by stockholders at each annual meeting of stockholders and (ii) the persons to be elected to any vacancy on the Board which shall occur for any reason. The Nominating Committee shall accept nomination of candidates to fill the Board from the stockholders of the Company if such nominations are submitted within the time limits and in the manner prescribed in Section 4.5(f).

     (b) Membership. The members of the Nominating Committee shall be determined by the Chairman, subject to the approval of the Board, as provided in Section 5.5.

     Section 5.14  Compensation Committee.

     (a) Authority and Responsibilities. The Compensation Committee shall: (i) periodically review the compensation of the members of senior management of the Company, including base compensation and long-term compensation arrangements, and shall make recommendations to the Board of Directors and (ii) perform such other duties as shall from time to time be delegated to the Compensation Committee by the Board. The Compensation Committee shall make one of the reviews referred to in clause (i) of the preceding sentence each year in the month of December.

     (b) The members of the Compensation Committee shall be determined by the Chairman, subject to the approval of the Board, as provided in Section 5.5.

     Section 5.14  Finance Committee

     (a) Authority and Responsibilities. The Finance Committee shall serve as a committee of special expertise on financial matters affecting the ServiceMaster enterprise or any segment thereof. The Finance Committee shall review financial reports and analyses and shall make recommendations on financial matters to the Board of Directors or the Executive Committee. Unless otherwise empowered by the Board, the Finance Committee shall not have the authority to approve or authorize any action taken or to be taken by the Company.

     (b) The members of the Finance Committee shall be determined by the Chairman, subject to the approval of the Board, as provided in Section 5.5.

     Section 5.15  Contributions Committee

     (a) Authority and Responsibilities. The Contributions Committee shall periodically review the Company's charitable contribution program and make proposals and recommendations to the Board or the Executive Committee for contributions. The Contributions Committee may approve the expenditure of funds for contributions only if authorized to do so by the Board and, if so authorized, only within the dollar limitations established by the Board.
    (b) The members of the Contributions Committee shall be determined by the Chairman, subject to the approval of the Board, as provided in Section 5.5.


     Section 5.16  Employee Benefit Plan Oversight Committee

     (a) Authority and Responsibilities. The Employee Benefit Plan Oversight Committee shall periodically review the scope, investment policies and administration of the Company's various employee benefit plans for the purpose of ascertaining whether such plans fully comply with legal requirements and whether such plans are functioning consistently with the objectives for the plans as established by the Board. The Employee

Benefit Plan Oversight Committee
shall periodically report its findings and recommendations to the Board or whenever the Board requests a report.

     (b) The members of the Employee Benefit Plan Oversight Committee shall be determined by the Chairman, subject to the approval of the Board, as provided in
Section 5.5.


                                   ARTICLE SIX

                                    Officers

     Section 6.1 Executive Officers. The Company shall have the following Executive Officers: one Chairman, one or more Vice Chairmen (the exact number to be determined by the Board), one President and Chief Executive Officer (hereinafter referred to as the "Chief Executive Officer"), one Chief Financial Officer, one or more Vice Presidents, one General Counsel, one Secretary, one Controller, and one Treasurer. The term "Executive Officer" whenever used in these Bylaws means only the officers identified in the preceding sentence. The Chairman and each Vice Chairman must be a member of the Board of Directors, but no other officer need be a member of the Board. Any number of Executive Officer positions may be held by the same person. In its discretion, the Board of Directors may choose not to fill any Executive Officer position for any period as it may deem advisable, except that the offices of Chief Executive Officer and Secretary shall be filled as expeditiously as possible.

     Section 6.2 Appointment and Term of Office. The Executive Officers of the Company shall be appointed annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each Executive Officer shall hold office until a successor is duly appointed or until his earlier death, resignation or removal as hereinafter provided. In case of the absence of any officer of the Company, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director. The Board shall have the right to authorize the Company to enter into employment contracts providing for the employment of any officer for a term longer than one year, but no such contract shall preclude the Board from removing any person from any position with the Company whenever in the Board's judgment the best interests of the Company would be served thereby.

     Section 6.3 Other Management Positions. The Board or the Chief Executive Officer shall have the right to create other management positions in addition to those designated as Executive Officer positions in these Bylaws, to determine the title associated with each such management position, and to determine the scope of responsibility and authority attributable to each position so created. Unless the Board shall in its discretion take the initiative in any case, the Chief Executive Officer shall (i) be responsible for the selection and appointment of the individual who shall fill any management position created pursuant to this Section 6.3 and for determining the compensation and other employment terms for such individual and (ii) shall have the power to remove any individual from any such management position on his or her own initiative.

     Section 6.4 Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the Chief Executive Officer shall conclude that any other Executive Officer should be removed from office, the Chief Executive Officer shall have the power to suspend that other Executive Officer until the Board shall be able to act on the Chief Executive Officer's recommendation to remove that other Executive Officer.

     Section 6.5 Vacancies. Any vacancy occurring in any Executive Officer position because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors at any time.

     Section 6.6 Compensation. Compensation of all Executive Officers shall be fixed by the Board of Directors after receiving the advice of the Compensation Committee. No Executive Officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Company.

     Section 6.7 Signature Authority. Whenever any resolution adopted by the Company's stockholders, Board of Directors or Board Committee shall authorize the "proper officers," "officers," "management," or other similar management group to execute any note, contract or other document or to take any other action or shall generally authorize any action without specifying the officer or officers authorized to take such action, any Executive Officer acting alone and without countersignatures may take such action on behalf of the Company. Any Executive Officer may on behalf of the Company sign any contract, report to any governmental agency, or other instrument, except where the signing and execution thereof shall be expressly delegated by the Board of Directors exclusively to some other officer or agent of the Company or shall be required by law to be otherwise signed or executed and except that the Board shall have the power by resolution to limit the authority of any officer.

     Section 6.8 Chairman. The Chairman shall, when present, preside at all meetings of (i) the stockholders of the Company and (ii) the Board of Directors of the Company. The Chairman shall be an ex officio member of every Board Committee. The Chairman shall participate in formulating the policies of the Company and shall carry out other duties which, from time to time, are assigned by the Board of Directors.

     Section   6.9  Vice   Chairman.   Each  Vice   Chairman   shall  have  such
responsibilities and perform such duties as any be assigned to him by the Board of Directors , the

Chairman or the Chief Executive Officer. Each Vice Chairman shall be chosen from among the members of the Board of Directors.

     Section 6.10 President and Chief Executive Officer. The President and Chief Executive Officer shall be the chief executive officer subject to the control of the Board of Directors, shall have general charge of the business, affairs and property of the Company, and control over its officers, agents and employees; and shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall have all authority implicit in the position of chief executive officer. The Chief Executive Officer shall have the authority to act on behalf of the Company in any manner and any agreement or commitment made by the Chief Executive Officer on behalf of the Company shall be a valid and binding obligation of the Company. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as may be provided in these Bylaws.

     Section 6.11 Chief Financial Officer. The Chief Financial Officer shall be the Company's chief financial officer and (subject to the direction of the Board and the Chief Executive Officer) shall be generally responsible for the supervision and control of the financial affairs of the Company. The Chief Financial Officer shall be responsible for supervision of the Company's Controller and at any time at which the office of Controller shall be vacant shall (i) perform the duties of the Controller and (ii) be the Company's chief accounting officer. The Chief Financial Officer shall be responsible for supervision of the Company's Treasurer and, at any time at which the office of Treasurer shall be vacant, shall perform the duties of the treasurer.

     Section 6.12 General Counsel. The General Counsel shall be the Company's chief legal officer and (subject to the direction of the Board and the Chief Executive Officer) shall be generally responsible for the supervision and control of the legal affairs of the Company.

     Section 6.13 Vice-Presidents. Each Vice President shall have such responsibility and authority as the Board of Directors, the Chief Executive Officer or these Bylaws may, from time to time, prescribe. The Board of Directors may designate any Vice President as being senior in rank, degree or responsibility and may accord such a Vice President an appropriate title designating his or her senior rank such as "Executive Vice President" or "Senior Vice President" or "Group Vice President." The Board of Directors or President may assign a certain Vice President responsibility for a designated group, division or function of the Company's business and add an appropriate descriptive designation to his title.

    Section 6.14 Secretary. The Secretary shall (subject to the control of the Board and the Chief Executive Officer): (i) keep the minutes of the stockholders and the Board of Directors meetings in one or more books provided for that purpose; (ii) see that all notices to the Company's directors and stockholders are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the records and of the seal of the Company and shall have the nonexclusive authority (which shall be shared with every other Executive Officer) to affix the Company's corporate seal to any contract, instrument or other document executed on behalf of the Company; (iv) keep or cause to be kept a register of the address of each stockholder as provided by that stockholders in accordance with procedures established by or with the approval of the Secretary or any other Executive Officer; (v) have general responsibility for the Company's stock transfer records; (vi) supply in such circumstances as the Secretary deems appropriate to any governmental agency or other person a copy of any resolution adopted by the Company's stockholders or Board of Directors or by any Board Committee, any corporate record or document, or other information concerning the Company or any of its officers and certify on behalf of the Company as to the accuracy and completeness of the resolution, record, document or information supplied; and (vii) such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

     Section 6.15 Assistant Secretary. Each Assistant Secretary shall (subject to the direction of the Board of Directors, Chief Executive Officer and the Secretary) assist the Secretary in the performance of the Secretary's duties and be entitled to exercise the powers of the Secretary. Any person dealing with the Company shall have the right to presume (in the absence of actual notice to the contrary) that each Assistant Secretary is entitled to exercise the powers of the Secretary.

     Section 6.16 The Controller. The Controller shall be the Company's chief accounting officer. The Controller, subject to supervision by the Chief Financial Officer, shall have general charge of and responsibility for: the accounting and auditing affairs of the Company; keeping of the general and cost accounting books and records, general and supporting ledgers and other documents and papers necessary to properly reflect the business and corporate transactions upon the books of the Company; the clerical and office procedures of the corporate offices; the preparation of the operating budget for the Company; the preparation, compilation and filing of reports, statements, statistics and other data that may be required by law or that may be prescribed by the Chairman, the Chief Executive Officer or the Chief Financial Officer; and the performance of such other duties and responsibilities as may be assigned to the Controller by the Chief Executive Officer or the Chief Financial Officer. The Controller shall supply such reports and information directly to the Board's Audit Committee as the Audit Committee shall request.

     Section 6.17 Treasurer. The Treasurer shall (subject to the supervision of the Chief Financial Officer) have charge and custody of and be responsible for all funds and securities of the Company; receive and give receipts for monies due and payable to the Company from any source whatsoever, and deposit all such monies in the name of the Company in such banks, trust companies or other depositories as shall be selected by or under authority of the Board of Directors, the Chairman, the Chief Executive Officer, or the Chief Financial Officer; keep or cause to be kept accurate and complete records showing any receipts and disbursement of money or securities by the Company and showing the amount of cash and cash equivalent investments held in any account at any given time on behalf of the Company; and, in general, perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer or the Chief Financial Officer. The Treasurer shall give a bond if required by the Board of Directors for the faithful discharge of his duties in a sum and with one or more sureties satisfactory to the Board.
     Section 6.18 Assistant Treasurer. Each Assistant Treasurer shall (subject to the direction of the Chief Executive Officer, Chief Financial Officer and Treasurer) assist the Treasurer in the performance of the Treasurer's duties and be entitled to exercise the powers of the Treasurer. Each person dealing with the Company shall have the right to presume (in the absence of actual notice to the contrary) that each Assistant Treasurer is entitled to exercise the powers of the Treasurer.
     Section 6.19 Implicit Authority. In addition to the authority expressly delegated by these Bylaws, by the Board, or by any officer pursuant to authority granted in these Bylaws or by the Board, each Executive Officer and every other person appointed to a management position created in or pursuant to these Bylaws shall have all power implicit in the office and title assigned to such person.


                                  ARTICLE SEVEN

                                  Capital Stock

     Section 7.1 Stock Records; Transfer Agent. The Company shall appoint one or more transfer agents and registrars under arrangements pursuant to which the persons appointed will maintain appropriate records showing as of any given time the name of each person in whose name any shares of the Company's capital stock are registered, the number of shares registered in such person's name, and such person's address.

     Section 7.2 Stock Certificates. Certificates representing shares of any class of stock issued by the Company shall be in such form as shall be determined by the Board of Directors. Every holder of stock in the Company shall be entitled to have a certificate, signed by, or in the name of the Company by the Chairman or Chief Executive Officer and the Secretary or an Assistant Secretary certifying the number of shares in each class of owned by such holder in the Company. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the Company or its employee or (2) by a registrar, other than the Company or its employee, the signature of the Chairman, Chief Executive Officer, Secretary, or Assistant Secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Company, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Company. Each certificates for shares shall bear a distinct identifier capable of distinguishing it from all other certificates and relating it to the records maintained to show shares issued by the Company.

     Section 7.3 Transfers of Record Ownership. Record ownership of stock of the Company shall only be transferred on the stockholder records upon surrender to the Company's appointed transfer agent of the certificate or certificates for such stock endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Company may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Company to cause the issuance of a new certificate to the person entitled thereto, cancellation the old certificate or certificates, and recordation of the transaction on stock records.

     Section 7.4 Lost Certificates. The Company may authorize issuance of a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Company may, in its discretion and as a condition precedent to the issuance thereof, require the record owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Company a bond sufficient to indemnify the Company against any claim that may be made against the Company on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

     Section 7.5 Registered Stockholders. Prior to the surrender to the Company of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Company may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The Company shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.


                                  ARTICLE EIGHT

                                  Miscellaneous

     Section 8.1 Fiscal Year. The fiscal year of the Company shall be begin on the first day of January and end on the last day of December in each year.

     Section 8.2 Corporate Seal. The Board of Directors may provide a corporate seal which, if provided, shall be in the form of a circle and shall have inscribed thereon the name of the Company and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 8.3 Voting Securities Issued by Another Company. Voting securities in any other Company held by the Company shall be voted by any Executive Officer or by any person authorized to vote such securities by the Board or any Executive Officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

     Section 8.4 Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

     Section 8.5 Inconsistent Provisions. The Board of Directors shall have the authority to interpret these Bylaws and to resolve any question or issue which may arise under these Bylaws. Whenever possible, each provision of this Bylaws shall be interpreted in such manner as to be valid and enforceable under applicable law and the provisions of the Company's Certificate of Incorporation, but if any provision of these Bylaws shall be held to be prohibited by or unenforceable under or to be in irreconcilable conflict with applicable law or the Company's Certificate of Incorporation,
(i) such provision shall be applied to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (ii) all other provisions of these Bylaws shall remain in full force and effect.



                                  ARTICLE NINE

                            Amendments of the Bylaws

     Section 9.1 Board Amendments. The Board shall have the power to amend these Bylaws in any manner the Board may decide provided that any such amendment shall require the approval of 80% of the sitting directors in office at the time such amendment is approved.

     Section 9.2 Stockholder Approval. The holders of the Company's Common Stock shall not have the power to amend or replace these Bylaws in whole or in part unless such amendment or replacement shall be approved by the record holders of shares representing eighty percent (80%) of the votes attributable to shares in the common voting class outstanding at the record date used to determine the stockholders entitled to vote on such amendment or replacement.